Registration No. 333-________
As filed with the Securities and Exchange Commission on June 17, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FPIC INSURANCE GROUP, INC.
(Exact Name of registrant as specified in its charter)

Florida	59-3359111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Water Street, Suite 1400, Jacksonville, Florida 32202
(Address of principal executive offices) (zip code)

Employee Stock Purchase Plan
(Full title of the Plan)

John R. Byers
FPIC Insurance Group, Inc.
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(904) 354-2482
(Name and address of agent for service)

Copy to:

Roberta Goes Cown, Esq.
FPIC Insurance Group, Inc.
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(904) 354-2482

Calculation of Registration Fee

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock, $.10 Par Value Per Share	200,000 Shares(1)	$30.05(2)	$6,010,000(2)	$707.38(2)

    (1)    Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions contained in the Plan.

    (2)    Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee for the 200,000 shares covered by this Registration Statement has been calculated on the basis of $30.05 per share, the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on June 15, 2005.

This Registration Statement is being filed pursuant to Instruction E of Form S-8 and incorporates by reference the Registration Statement previously filed with respect to this Plan on Form S-8 (Registration No. 333-09365).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 17th day of June, 2005.

FPIC INSURANCE GROUP, INC.
(Registrant)
/s/ John R. Byers John R. Byers President and Chief Executive Officer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints John R. Byers, Kim D. Thorpe and Roberta Goes Cown, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)

/s/ John R. Byers John R. Byers	President, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2005

/s/ Kim D. Thorpe Kim D. Thorpe	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 17, 2005

/s/ Robert O. Baratta, M.D. Robert O. Baratta, M.D.	Chairman of the Board	June 17, 2005

/s/ David M. Shapiro, M.D. David M. Shapiro, M.D.	Vice Chairman	June 17, 2005

/s/ John K. Anderson, Jr. John K. Anderson, Jr.	Director	June 17, 2005

/s/ Richard J. Bagby, M.D. Richard J. Bagby, M.D.	Director	June 17, 2005

/s/ Kenneth M. Kirschner Kenneth M. Kirschner	Director	June 17, 2005

/s/ M. C. Harden, III M. C. Harden, III	Director	June 17, 2005

/s/ Terence P. McCoy, M.D. Terence P. McCoy, M.D.	Director	June 17, 2005

/s/ John G. Rich John G. Rich	Director	June 17, 2005

/s/ Joan D. Ruffier Joan D. Ruffier	Director	June 17, 2005

/s/ Guy T. Selander, M.D. Guy T. Selander, M.D.	Director	June 17, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4	Employee Stock Purchase Plan*
5	Opinion of Roberta Goes Cown, Esq.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Roberta Goes Cown, Esq. (included in Exhibit 5)

24	Powers of Attorney (included in signature pages)

* As amended on June 2, 2004 by shareholder approval, incorporated herein by reference to FPIC Insurance Group, Inc.’s Definitive Proxy Materials (Commission File No. 1-11983) filed on April 29, 2004.